Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 2014 relating to the consolidated financial statements of JD.com, Inc., which appears in Amendment No. 4 to the Registration Statement on Form F-1 (File No. 333-193650) filed on May 19, 2014.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

September 5, 2014